Exhibit 99.1

ATEC to Host Investor Day Today, May 25, 2022

CARLSBAD, Calif., May 25, 2022 – Alphatec Holdings Inc. (Nasdaq: ATEC) announced that it will host an Investor Day at the Company’s headquarters in Carlsbad, CA, today. The event, which will highlight ATEC’s commitment to revolutionizing the approach to spine surgery and the Company’s long-term financial outlook, will begin at 8:15 a.m. PT and conclude at approximately 12:00 p.m. PT.

A live webcast of the Investor Day will be accessible on the Investor Relations Section of the Company’s website. A replay will be available shortly after the event’s conclusion.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com